UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 3, 2011

INCOMING, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-152012
(State or other jurisdiction of incorporation)	(Commission File No.)

244 5th Avenue, Ste V235
New York, NY 10001
 (Address of principal executive offices and Zip Code)

(917) 210-1074
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Carl Cornelius to the Board of Directors

On January 3rd, 2011, the Board of Directors of Incoming, Inc., a Nevada corporation (the “Company”) appointed Carl Cornelius to the Board of Directors  to serve until his successors shall be elected and qualified on the earlier of death, resignation or removal in the manner provided for in the Company’s by-laws.

Carl Cornelius is the founder of Carl’s Corner, Texas, a city on the outskirts of Dallas, which he created in the late 1980’s to house the now infamous Carl’s Corner Truck Stop, an oasis for truckers and visitors to Texas. Mr. Cornelius currently serves as Mayor and Municipal Judge of Carl’s Corner, a position he has held since 1986. In 2004 Mr. Cornelius co-founded the Willie Nelson Biodiesel Company with long-time friend and famed country singer Willie Nelson to begin the production and distribution of BioWillie, Mr. Nelson’s biodiesel brand. He is also currently the General Manager of Willie’s Place at Carl’s Corner, formerly Carl’s Corner Truck Stop, which is co-owned by Mr. Nelson, and is the first and largest BioWillie biodiesel retailer in the country. Mr. Cornelius has served since 2007 on the Board of Directors for Verde Biofuels Inc, a leading global marketer and distributor of premium biodiesel and biodiesel blends. He brings over 25 years of experience in business management, marketing and biodiesel retail management to the Incoming Board of Directors.

Carl Cornelius has not during the past five years been involved in any of the following proceedings:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are no employment agreements between the Registrant and Carl Cornelius.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2011	INCOMING, INC.

/s/R. Samuel Bell
R. Samuel Bell
Chief Executive Officer